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                                                                    Exhibit 99.3

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                    BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
                              FROM BENEFICIAL OWNER

                                       OF

                              GRUPO TELEVISA, S.A.
                          6.625% SENIOR NOTES DUE 2025

To Registered Holders and/or Participant of the Book-Entry Transfer Facility:

      The undersigned hereby acknowledges receipt of the prospectus, dated -, 2005, of Grupo Televisa, S.A. and accompanying letter of transmittal, that together constitute Grupo Televisa, S.A.'s offer to exchange U.S.$100,000 principal amount of 6.625% Senior Exchange Notes due 2025, which have been registered under the Securities Act of 1933, as amended, of Grupo Televisa, S.A. for each U.S.$100,000 principal amount of outstanding 6.625% Senior Notes due 2025, and integral multiples of U.S.$1,000 in excess thereof, of Grupo Televisa, S.A., of which U.S.$600,000,000 aggregate principal amount is outstanding.

      This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the outstanding notes held by you for the account of the undersigned.

      The aggregate face amount of the outstanding notes held by you for the account of the undersigned is (FILL IN AMOUNT):

      U.S.$              of 6.625% Senior Notes due 2025.

      With respect to the exchange offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

      [ ] To TENDER ALL of the outstanding notes held by you for the account of the undersigned.

      [ ] To TENDER the following outstanding notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES
      TO BE TENDERED (IF ANY)): U.S.$          of 6.625% Senior Notes due 2025.

      [ ] NOT to TENDER any outstanding notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender outstanding notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of the exchange notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such exchange notes, (4) the undersigned is not an "affiliate" of Grupo Televisa, S.A. or the guarantors within the meaning of Rule 405 under the Securities Act of 1933, as amended, and
(5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If any Holder or any other person, including the undersigned, is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the Exchange Offer, the Holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the staff of the SEC; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding

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notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a person in the United Kingdom, the undersigned represents that its ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business.

      The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of outstanding notes held for the undersigned's account will be tendered unless otherwise specified above.

      The undersigned hereby represents and warrants that the undersigned (1) owns the notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of such tendered notes, and that, when the same are accepted for exchange, Grupo Televisa, S.A. will acquire good and marketable title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

                                    SIGN HERE

      Name of beneficial owner(s) (please print):_______________________________

      Signature(s):_____________________________________________________________

      Address:__________________________________________________________________

      __________________________________________________________________________

      Telephone Number:_________________________________________________________

      Taxpayer Identification Number or Social Security Number:_________________

      Date:_____________________________________________________________________

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